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                                                                  EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             THE JOHN NUVEEN COMPANY


         THE JOHN NUVEEN COMPANY (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FOURTH of the Restated Certificate of Incorporation of The John Nuveen Company (the "Corporation") be amended to read in its entirety as follows:

               "FOURTH. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 245,000,000, of which 160,000,000 shares shall be designated as Class A Common Stock, par value $0.01 per share (the "Class A Stock"), 80,000,000 shares shall be designated as Class B Common Stock, par value $0.01 per share (the "Class B Stock", and together with the Class A Stock, the "Common Stock"), and 5,000,000 shares shall be designated as Preferred Stock, par value $0.01 per share (the "Preferred Stock", and together with the Common Stock, the "Capital Stock")."


         SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, an annual meeting of the shareholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the bylaws of the Corporation were voted in favor of the amendment.


         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer this 13th day of May 2002.



                                       THE JOHN NUVEEN COMPANY


                                       By: /s/ Alan G. Berkshire
                                           ------------------------------------
                                       Name: Alan G. Berkshire
                                             ----------------------------------
                                       Title: Senior Vice President & Secretary
                                              ---------------------------------



Attest:

By:  /s/ Larry W. Martin
    --------------------------------
Name: Larry W. Martin
      ------------------------------
Title: Assistant Secretary
       -----------------------------